Exhibit 10.2

INDEMNITY ESCROW AGREEMENT

ESCROW AGREEMENT (“Agreement”) dated as of August ____, 2018 by and among Chicken Soup for the Soul Entertainment Inc., a Delaware corporation (“CSSE”), and each of Adam Mosam (“Mosam”), who is the principal stockholder of Pivotshare, Inc. (“Pivotshare”), Townsgate Media Fund, LLC, a Delaware limited liability company (“Townsgate”), GGW Investment Partnership No. 1, LP, a Delaware limited partnership (“GGW” and collectively with Mosam and Townsgate, the “Key Holders”) and Graubard Miller, as escrow agent (the “Escrow Agent”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the stock purchase agreement by and among CSSE, Pivotshare, the Key Holders and all of the other stockholders of Pivotshare, dated as of August 14, 2018 (the “Stock Purchase Agreement”).

WHEREAS, under the terms of the Stock Purchase Agreement, (a) CSSE has acquired 100% of the outstanding capital stock of Pivotshare, (b) Pivotshare has become a wholly owned subsidiary of CSSE and (c) the Key Holders have been issued, as a part of the Purchase Price under the Stock Purchase Agreement, the following securities of CSSE: (i) 41,778 shares of Series A Preferred Stock issued to Townsgate (the “Townsgate Preferred Stock”); (ii) 52,222 shares of Series A Preferred Stock issued to GGW (the “GGW Preferred Stock”); and (iii) 40,000 shares of Series A Preferred issued to Mosam (the “Mosam Preferred Stock”);

WHEREAS, 20,889 shares of the Townsgate Preferred Stock, 26,111 shares of the GGW Preferred Stock and 20,000 shares of the Mosam Preferred Stock (collectively, the “Escrow Stock”) are being deposited into escrow with the Escrow Agent, pursuant to Section 1.5 of the Stock Purchase Agreement, to serve as security for the indemnification obligations of the Key Holders under Article VI of the Stock Purchase Agreement; and

WHEREAS, the parties desire to enter into this Agreement to establish an escrow fund as the sole remedy for the indemnification obligations set forth in Article VI of the Stock Purchase Agreement.

The parties agree as follows:

1.            (a)          Concurrently with the execution hereof, each of the Key Holders (or CSSE, on their behalf) is delivering to the Escrow Agent, to be held in escrow pursuant to the terms of this Agreement, certificates representing the Escrow Stock in the amounts and names as set forth in the second “WHEREAS” clause, above. The Escrow Stock delivered to the Escrow Agent during the period such Escrow Stock is held in escrow under the terms of this Agreement is referred to herein in the aggregate as the “Escrow Fund.”

(b)          The Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof. It shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement. The Escrow Agent’s duties hereunder shall terminate upon its distribution of the entire Escrow Fund in accordance with this Agreement.

(c)          Except as herein provided, the Key Holders shall retain all of their rights as holders of the shares of Escrow Stock until the earlier of (i) the date such shares are forfeited or returned to CSSE under the terms of this Agreement and (ii) the end of the escrow period applicable to such shares. The rights retained by the Key Holders with respect to the Escrow Stock, shall include the right to vote such shares (to the extent votable) and the right to receive any dividends declared and paid by CSSE on its Series A Preferred Stock. Accordingly, no such dividends shall be deemed part of the Escrow Fund.

(d)          Subject to the Pending Claims Reserve prescribed by Section 3 of this Agreement, to the extent no claims have been made by CSSE on the Escrow Stock in accordance with this Agreement, the shares of Escrow Stock shall be released from escrow and delivered to the Key Holders pro ratably within five business days following the 12-month anniversary of the date of this Agreement.

(e)          During the period that any of the shares of Escrow Stock are held in escrow under the terms of this Agreement (the “Escrow Period”) and, subject to the additional restrictions prescribed by any lock-up provisions contained in the Stock Purchase Agreement, no sale, transfer or other disposition may be made of any shares while same constitutes Escrow Stock. During the Escrow Period, no Key Holder shall pledge or grant a security interest in such Key Holder’s shares of Escrow Stock included in the Escrow Fund or grant a security interest in such Key Holder’s rights therein or under this Agreement.

2.            (a)          CSSE may make a claim for indemnification pursuant to the Stock Purchase Agreement (“Indemnification Claim”) against the Escrow Fund by giving notice (a “Notice”) to the Key Holders, with a copy to the Escrow Agent, specifying (i) the covenant, representation, warranty, agreement, undertaking or obligation contained in the Stock Purchase Agreement which it asserts has been breached or otherwise entitles CSSE to indemnification, (ii) in reasonable detail, the nature and dollar amount of any Indemnification Claim, and (iii) whether the Indemnification Claim results from a Direct Claim or Third Party Claim. CSSE also shall deliver to the Escrow Agent (with a copy to the Key Holders), concurrently with its delivery to the Escrow Agent of the Notice, a certification as to the date on which the Notice was delivered to the Key Holders.

(b)          The Key Holders shall give a notice to CSSE (with a copy to the Escrow Agent and CSSE) (a “Counter Notice”), within 10 days following the date of receipt (as specified in CSSE’s certification) by the Key Holders of a copy of the Notice, disputing or accepting whether the Indemnification Claim is indemnifiable under the Stock Purchase Agreement. In the event of a dispute, CSSE and the Key Holders shall attempt to resolve such dispute by voluntary settlement as provided in paragraph 2(c) below. If no Counter Notice with respect to an Indemnification Claim is received by the Escrow Agent from the Key Holders within such 10-day period, the Indemnification claim shall be deemed to be an Established Claim (as hereinafter defined).

(c)          Upon delivery by the Key Holders of a Counter Notice to CSSE and the Escrow Agent, CSSE and the Key Holders shall, during the period of 10 days following the delivery of such Counter Notice or such greater period of time as the parties may agree to in writing (with a copy to the Escrow Agent), attempt to resolve the dispute in good faith with respect to which the Counter Notice was given. If CSSE and Key Holders shall reach a settlement with respect to any such dispute, they shall jointly deliver written notice of such settlement to the Escrow Agent specifying the terms thereof.

(d)          If CSSE and Key Holders cannot resolve a dispute prior to expiration of the 10-day period referred to in paragraph 2(c), above, or such longer period as the parties may have agreed to in writing, then such dispute shall be submitted (and either party may submit such dispute) for arbitration in accordance with Section 8.

(e)          As used in this Agreement, “Established Claim” means any (i) Indemnification Claim deemed established pursuant to paragraph 2(b) above, (ii) Indemnification Claim resolved in favor of CSSE by settlement pursuant to paragraph 2(c) above, resulting in an award to CSSE, (iii) Indemnification Claim established by the decision of an arbitrator pursuant to paragraph 2(d) above and in accordance with Section 8, resulting in an award to CSSE, (iv) Third Party Claim that has been sustained by a final determination (after exhaustion of any appeals) of a court of competent jurisdiction, or (v) Third Party Claim that CSSE and the Key Holders have jointly notified the Escrow Agent has been settled in accordance with the provisions of the Stock Purchase Agreement. The aggregate liability for Losses shall not in any event exceed the Escrow Fund, and CSSE shall have no claim against the Key Holders other than for the Escrow Fund.

(f)           (i)          Promptly after an Indemnification Claim becomes an Established Claim, CSSE and the Key Holders shall jointly deliver a notice to the Escrow Agent (a “Joint Notice”) directing the Escrow Agent to pay to CSSE, and the Escrow Agent promptly shall deliver the applicable portion of the Escrow Fund to CSSE (based on a value for each share of $25.00 and the amount of the Established Claims (or, if at such time there remains in the Escrow Fund less than the full amount so payable, the full amount remaining in the Escrow Fund).

(ii)         Payment of an Established Claim shall be made from Escrow Shares pro rata from the account maintained on behalf of each Key Holder. For purposes of each payment, each share of Escrow Stock shall be valued at $25.00 (subject to adjustment for any stock split or other capital adjustment effecting all outstanding shares of Series A Preferred Stock as a whole). The Escrow Agent shall transfer to CSSE out of the Escrow Fund that number of shares of Escrow Stock necessary to satisfy each Established Claim, as set out in the Joint Notice. Any dispute between CSSE and Key Holders concerning the calculation of the amounts payable from the Escrow Fund or the number of shares necessary to satisfy any Established Claim, or any other dispute regarding a Joint Notice, shall be resolved between CSSE and Key Holders in accordance with the procedures specified in paragraph 2(d), above, and shall not involve the Escrow Agent. Each transfer of shares in satisfaction of an Established Claim shall be made by the Escrow Agent delivering to CSSE one or more stock certificates held in each Key Holder’s account evidencing not less than such Key Holder’s pro rata portion of the aggregate number of shares specified in the Joint Notice, together with assignments separate from certificate executed in blank by such Key Holder and completed by the Escrow Agent in accordance with instructions included in the Joint Notice. Upon receipt of the stock certificates and assignments, CSSE shall deliver to the Escrow Agent new certificates representing the number of shares owned by each Key Holder after such payment. The parties hereto (other than the Escrow Agent) agree that the foregoing right to make payments of Established Claims in shares of Escrow Stock may be made notwithstanding any other agreements restricting or limiting the ability of any Key Holder to sell any shares of Escrow Stock or otherwise. CSSE and the Key Holders shall be required to exercise utmost good faith in all matters relating to the preparation and delivery of each Joint Notice.

3.            (a)          If, at the end of the Escrow Period with respect to shares of Escrow Stock, there are any Indemnification Claims with respect to which Notices have been received but which have not been resolved pursuant to Section 2 hereof or in respect of which the Escrow Agent has not been notified of, and received a copy of, a final determination (after exhaustion of any appeals) by a court of competent jurisdiction, as the case may be (in either case, “Pending Claims”), and which, if resolved or finally determined in favor of CSSE, would result in a payment to CSSE, the Escrow Agent shall retain in the Pending Claims Reserve that number of shares of Escrow Stock having value (in accordance with Section 2(f)(ii), above) equal to the dollar amount equal to the Indemnifiable Losses for which indemnification is sought in such Indemnification Claim, allocated pro rata from the account maintained on behalf of each Key Holder. Thereafter, if any Pending Claim becomes an Established Claim, CSSE and Key Holders shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to deliver to CSSE the number of shares in the Pending Claims Reserve in respect thereof determined in accordance with paragraph 2(f) above and to deliver to each Key Holder the remaining shares in the Pending Claims Reserve allocated to such Pending Claim, all as specified in a Joint Notice. If any Pending Claim is resolved against CSSE, CSSE and Key Holders shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Key Holder his pro rata portion of the number of shares allocated to such Pending Claim in the Pending Claims Reserve.

(b)          At the end of the Escrow Period applicable to shares of Escrowed Stock, upon receipt of a Joint Notice, the Escrow Agent shall distribute and deliver to each Key Holder certificates representing the remaining shares of Escrow Stock then in such Key Holder’s account in the Escrow Fund other than the shares in the Pending Claims Reserve. Upon the subsequent resolution of a Claim for which shares remain in the Pending Claims Reserve, upon receipt of a Joint Notice, the Escrow Agent shall distribute and deliver such shares to CSSE, if the Claim is resolved in favor of CSSE, or to the Key Holders pro rata to the accounts maintained for them, if the Claim is resolved against CSSE. Upon resolution of all Pending Claims, CSSE and Key Holders shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to pay to each Key Holder the remaining portion of his or her account in the Escrow Fund.

(c)          As used herein, the “Pending Claims Reserve” shall mean, at the time any such determination is made, that number of shares of Escrow Stock in the Escrow Fund having a value (calculated in accordance with Section 2(f)(ii), above, equal to the Indemnifiable Losses claimed to be due with respect to all Pending Claims (as shown in the Notices of such Claims).

4.            The Escrow Agent, CSSE and Key Holders shall cooperate in all respects with one another in the calculation of any amounts determined to be payable to CSSE and the Key Holders in accordance with this Agreement and in implementing the procedures necessary to affect such payments.

5.            (a)          The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. It is understood that the Escrow Agent is not a trustee or fiduciary and is acting hereunder merely in a ministerial capacity.

(b)          The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

(c)          The Escrow Agent’s sole responsibility upon receipt of any notice requiring any payment to CSSE pursuant to the terms of this Agreement or, if such notice is disputed by CSSE or Key Holders, the settlement with respect to any such dispute, whether by virtue of joint resolution, arbitration or determination of a court of competent jurisdiction, is to pay to CSSE the amount specified in such notice, and the Escrow Agent shall have no duty to determine the validity, authenticity or enforceability of any specification or certification made in such notice.

(d)          The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification under Section 5(g), below, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(e)          The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over the Escrow Fund to a successor escrow agent appointed jointly by CSSE and Key Holders. If no new escrow agent is so appointed within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Fund with any court it reasonably deems appropriate. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in this Section 5(e).

(f)           The Escrow Agent shall be indemnified and held harmless by CSSE from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Fund held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in the any state or federal court located in New York County, State of New York.

(g)          The Escrow Agent shall be entitled to reimbursement from CSSE for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

(h)          From time to time on and after the date hereof, CSSE and Key Holders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

(i)          Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6.            This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Agreement and shall have no duty to inquire into the terms and conditions of any agreement made or entered into in connection with this Agreement, including, without limitation, the Stock Purchase Agreement.

7.            This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives shall be governed by and construed in accordance with the law of New York applicable to contracts made and to be performed therein. This Agreement cannot be changed or terminated except by a writing signed by CSSE, the Escrow Agent and a majority of the Key Holders.

8.            All disputes arising under this Agreement between CSSE and Key Holders, including a dispute arising from a party’s failure or refusal to sign a Joint Notice, shall be submitted to arbitration to the American Arbitration Association in New York City. CSSE and Key Holders each hereby consents to the exclusive jurisdictions of the federal and state courts sitting in New York County, State of New York, with respect to any claim or controversy arising out of this Agreement. Service of process in any action or proceeding brought against CSSE or Key Holders in respect of any such claim or controversy may be made upon it by registered mail, postage prepaid, return receipt requested, at the address specified in Section 10, with copies delivered by nationally recognized overnight carrier to Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, N.Y. 10174, Attention: David Alan Miller, Esq., and to Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600,| Newport Beach, CA 92660, Attention: Mark Skaist, Esq.

9.            [Reserved]

10.          All notices and other communications under this Agreement shall be in writing and shall be deemed given if given by hand or delivered by nationally recognized overnight carrier, or if given by telecopier and confirmed by mail (registered or certified mail, postage prepaid, return receipt requested), to the respective parties at the addresses indicated in the Stock Purchase Agreement (with copies to their counsel as indicated in the Stock Purchase Agreement) or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

11.          (a)          If this Agreement requires a party to deliver any notice or other document, and such party refuses to do so, the matter shall be submitted to arbitration pursuant to paragraph 2(d) of this Agreement.

(b)          All notices delivered to the Escrow Agent shall refer to the provision of this Agreement under which such notice is being delivered.

(c)          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

[Signatures are on following page]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.

CHICKEN SOUP FOR THE SOUL ENTERTAINMENMT INC.

By:

Name:

Title:

KEY HOLDERS:

ADAM MOSAM, Individually

TOWNSGATE MEDIA FUND, LLC

By:

Name:

Title:

GGW INVESTMENT PARTNERSHIP NO. 1, LP

By:

Name:

Title:

ESCROW AGENT:

GRAUBARD MILLER

By:

Name:

Title:

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